Exhibit 10.2

EXECUTION COPY

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SECURITY AGREEMENT

Dated as of February 25, 2005

among

SABINE PASS LNG, L.P.,

as Borrower,

SOCIÉTÉ GÉNÉRALE,

as Agent

and

HSBC BANK USA, NATIONAL ASSOCIATION,

as Collateral Agent

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ARTICLE X MISCELLANEOUS		14
10.01	No Waiver; Remedies Cumulative	14
10.02	Notices	14
10.03	Expenses	14
10.04	Amendments, Etc.	15
10.05	Successors and Assigns	15
10.06	Actions Taken by Collateral Agent	15
10.07	Survival	15
10.08	Agreements Superseded	15
10.09	Severability	15
10.10	Captions	16
10.11	Counterparts	16
10.12	Governing Law; Submission to Jurisdiction	16
10.13	Certain Matters Relating to Collateral Located in the State of Louisiana	16
10.14	Waiver of Jury Trial	17

Annex A	—	Project Documents

Schedule 4.04	—	UCC Filing Offices

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SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of February 25, 2005 (this “Agreement”), is made among SABINE PASS LNG, L.P., a Delaware limited partnership (the “Borrower”), SOCIÉTÉ GÉNÉRALE as administrative agent (the “Agent”) and HSBC BANK USA, NATIONAL ASSOCIATION as collateral agent (the “Collateral Agent”) on behalf of and for the benefit of the Secured Parties.

RECITALS

A. Pursuant to the Credit Agreement, dated as of February 25, 2005 (the “Credit Agreement”), among the Borrower, each of the lenders that is or may from time to time become a party thereto (collectively, the “Lenders”), SOCIÉTÉ GÉNÉRALE, in its capacities as a Lender and as Agent for the Lenders (in such capacity, the “Agent”), and HSBC BANK USA, NATIONAL ASSOCIATION, as Collateral Agent, the Lenders have agreed to make certain Loans to the Borrower, on the terms and subject to the conditions of the Credit Agreement. In addition, the Borrower may, from time to time, be obligated to various of said Lenders (or their Affiliates) in respect of Permitted Swap Agreements (as defined in the Credit Agreement).

B. It is a requirement under the Credit Agreement and a condition precedent to the making of the Loans that the Borrower shall have executed and delivered this Agreement.

C. To induce the Lenders to enter into, and extend credit under, the Credit Agreement and the Permitted Swap Agreements, the Borrower has agreed to pledge and grant a security interest in the Collateral to the Collateral Agent as collateral security for the Secured Obligations.

NOW THEREFORE, in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.01 Certain Defined Terms.

(a) Unless otherwise defined herein, all capitalized terms used in this Agreement that are defined in the Credit Agreement (including those terms incorporated by reference) shall have the respective meanings assigned to them in the Credit Agreement.

(b) The terms “Accounts”, “Chattel Paper”, “Commercial Tort Claims”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter of Credit”, “Letter-of-Credit Rights”, “Payment Intangible”, “Proceeds”, “Record” and “Software” shall have the respective meanings ascribed thereto in Article 9 of the Uniform Commercial Code. In

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addition to the terms defined in the preamble, recitals and the first sentence of this Section 1.01(b), the following terms shall have the following respective meanings:

“Assigned Agreement” shall have the meaning assigned to that term in Section 2.01.

“Collateral” shall have the meaning assigned to that term in Section 2.01.

“Copyrights” shall mean, collectively, (a) all copyrights, copyright registrations and applications for copyright registrations, (b) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration and (c) all rights, now existing or hereafter coming into existence: (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world.

“Intellectual Property” shall mean all Copyrights, all Patents and all Trademarks, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets, (b) all licenses or user or other agreements granted to the Borrower with respect to any of the foregoing, in each case whether now or hereafter owned or used, (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs, (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured, (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by the Borrower, in each case, to the extent assignable and (g) all causes of action, claims and warranties now owned or hereafter acquired by the Borrower in respect of any of the foregoing.

“Motor Vehicles” means motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

“Patents” shall mean, collectively, (a) all patents and patent applications, (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of all patents or patent applications and (c) all rights, now existing or hereafter coming into existence: (i) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.

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“Trademarks” shall mean, collectively, (a) all trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) all renewals and extensions of any of the foregoing and (c) all rights, now existing or hereafter coming into existence: (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark. Notwithstanding the foregoing, “Trademark” does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as a Trademark for the purposes of this Agreement.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of any security interests hereunder in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for the purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

1.02 Interpretation. The principles of construction and interpretation set forth in Sections 1.02 and 1.03 of the Credit Agreement shall apply to, and are hereby incorporated by reference in, this Agreement.

ARTICLE II

THE COLLATERAL

2.01 Grant. As collateral security for the prompt payment in full when due (whether at stated maturity, upon acceleration, on any optional or mandatory prepayment date or otherwise) and performance of the Secured Obligations, the Borrower hereby pledges and grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of its right, title and interest in and to the following property, assets and revenues, whether now owned or in the future acquired by it and whether now existing or in the future coming into existence and wherever located (collectively, the “Collateral”):

(a) the Collateral Accounts and all amendments, extensions, renewals, and replacements thereof whether under the same or different account number, together with all funds, cash, monies, credit balances, financial assets, investments, Instruments, certificates of deposit, promissory notes, and any other property (including any Permitted Investments) at any time on deposit therein or credited to any of the foregoing, all rights to payment or withdrawal therefrom, and all proceeds, accounts receivable arising in the ordinary course, products, accessions, profits, gains, and interest thereon of or in respect of any of the foregoing;

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(b) the agreements, contracts and documents listed in Annex A (including all exhibits and schedules thereto) and each additional Project Document to which the Borrower is or may from time to time be a party or of which it is or may from time to time be a beneficiary, whether executed by the Borrower or by an agent on behalf of the Borrower, as each such agreement, contract and document may be amended, supplemented or modified and in effect from time to time (such agreements, contracts and documents, being individually, an “Assigned Agreement”, and collectively, the “Assigned Agreements”) including all rights of the Borrower (i) to receive moneys thereunder, whether or not earned by performance or for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of pursuant thereto, (ii) to receive proceeds of any performance or payment bond, liability or business interruption insurance, indemnity, warranty, guaranty or letters of credit with respect thereto, (iii) to all claims of the Borrower for damages arising out of, for breach of or default thereunder by any party other than the Borrower and (iv) to take any action to terminate, amend, supplement, modify or waive performance thereof, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

(c) all Accounts, Deposit Accounts, Instruments, Documents, Chattel Paper (including Electronic Chattel Paper), Letters of Credit and Letter-of-Credit Rights, Inventory, Equipment, Fixtures (including, without limitation, those located on or forming part of the Site), Investment Property, Payment Intangibles, Software and, to the extent not already covered by the other enumerated categories of Collateral described in this clause (c), all Goods and General Intangibles; including, without limitation, all LNG and Gas owned by the Borrower and the Project to be constructed on or near the Site pursuant to the plans and specifications set forth in the EPC Contract, all other machinery, apparatus, installation facilities, including all goods of the Borrower that are spare parts and related supplies, and all goods obtained by the Borrower in exchange for any such goods, all substances, if any, commingled with or added to such goods, all upgrades and other improvements to such goods and all other tangible personal property owned by the Borrower or in which the Borrower has rights, and all fixtures and all parts thereof and accessions thereto;

(d) all Investment Property and “Financial Assets” and “Securities Account” (each as defined in the UCC);

(e) all Commercial Tort Claims;

(f) all Government Approvals now or hereafter held in the name, or for the benefit, of the Borrower or of the Project; provided, that any Government Approval that by its terms (other than to the extent any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC) or by operation of law would be breached or become void, voidable, terminable or revocable if mortgaged, pledged or assigned hereunder or if a security interest therein was granted hereunder, are, in each case, expressly excepted from the Collateral to the extent necessary so as to avoid such voidness, avoidability, terminability or revocability;

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(g) all Records of the Borrower directly related to, or necessary for the use of, the foregoing Collateral included in clauses (a) - (e);

(h) all Intellectual Property; and

(i) all other tangible and intangible personal Property whatsoever of the Borrower and all cash, products, offspring, rents, revenues, issues, profits, royalties, income, benefits, accessions, Equity Contribution Amounts, additions, substitutions and replacements of and to any and all of the foregoing, including all Proceeds of and to any of the Property the Borrower described in the preceding paragraphs of this Section 2.01 (including, without limitation, any Loss Proceeds or other Proceeds of insurance thereon (whether or not the Collateral Agent is loss payee thereof), and any indemnity, warranty or guarantee, payable by any reason of loss or damage to or otherwise with respect to any of the foregoing, and all causes of action, claims and warranties now or hereafter held by the Borrower in respect of any of the items listed above).

2.02 Perfection. Concurrently with the execution and delivery of this Agreement, the Borrower shall (a) file such financing statements and other documents in such offices as shall be necessary or as the Collateral Agent may reasonably request to perfect and establish the priority of the Liens granted by this Agreement, (b) subject to Section 2.05, deliver and pledge to the Collateral Agent any and all Instruments comprising any part of the Collateral, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may request and (c) take all such other actions as shall be necessary or as the Collateral Agent may reasonably request to perfect and establish the priority of the Liens granted by this Agreement.

2.03 Preservation and Protection of Security Interests. The Borrower shall:

(a) subject to Section 2.05, upon the acquisition after the date hereof by the Borrower of any Instruments comprising any part of the Collateral, promptly deliver and pledge to the Collateral Agent all such Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may reasonably request;

(b) give, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other instruments, obtain any and all Government Approvals and take any and all steps that may be necessary or as the Collateral Agent may reasonably request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the Liens granted by this Agreement or to enable the Collateral Agent to exercise and enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens;

(c) maintain, hold and preserve full and accurate Records concerning the Collateral, and stamp or otherwise mark such Records in such manner as may reasonably be required in order to reflect the Liens granted by this Agreement; and

(d) at any time upon request of the Collateral Agent, cause the Collateral Agent to be listed as the lienholder on any certificate of title or ownership covering any Motor Vehicle (other than Motor Vehicles constituting Inventory) and within 120 days of such request deliver evidence of the same to the Agent.

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2.04 Attorney-in-Fact. Subject to the rights of the Borrower under Sections 2.05 and 2.06, the Borrower hereby appoints the Collateral Agent as its attorney-in-fact for the purpose of carrying out the provisions of this Agreement and, following the occurrence and during the continuation of an Event of Default, taking any action and executing any instruments which the Collateral Agent may deem necessary or reasonably advisable to accomplish the purposes of this Agreement, to preserve the validity, perfection and priority of the Liens granted by this Agreement and to exercise its rights, remedies, powers and privileges under Article VI of this Agreement. This appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall be entitled under this Agreement, following the occurrence and during the continuation of an Event of Default (a) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral, (b) to receive, endorse and collect any Instruments or other drafts, documents and Chattel Paper in connection with clause (a) above (including any draft or check representing the proceeds of insurance or the return of unearned premiums), (c) to file any claims or take any action or proceeding that the Collateral Agent may deem necessary or reasonably advisable for the collection of all or any part of the Collateral, including the collection of any compensation due and to become due under any contract or agreement with respect to all or any part of the Collateral and (d) to execute, in connection with any sale or disposition of the Collateral under Article VI, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral.

2.05 Instruments. So long as no Event of Default shall have occurred and be continuing, the Borrower may retain for collection in the ordinary course of business any Instruments comprising any part of the Collateral obtained by it in the ordinary course of business, and the Collateral Agent shall, promptly upon the request, and at the expense, of the Borrower make appropriate arrangements for making any Instruments pledged by the Borrower available to the Borrower for purposes of presentation, collection or renewal. Any such arrangement shall be effected, to the extent deemed appropriate by the Collateral Agent, against trust receipt or like document. Proceeds of Instruments shall be applied by the Borrower in accordance with the terms and provisions of the Collateral Agency Agreement.

2.06 Use of Collateral. So long as no Event of Default shall have occurred and be continuing, the Borrower shall, in addition to its rights under Section 2.05 in respect of the Collateral, be entitled, subject to the rights, remedies, powers and privileges of the Collateral Agent under Articles III and VI, to use and possess the Collateral and to exercise its rights, title and interests therein in any lawful manner not prohibited by this Security Agreement, the Credit Agreement, or the other Financing Documents.

2.07 Rights and Obligations.

(a) The Borrower shall remain liable to perform its duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this Agreement had not been executed and delivered. The exercise

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by the Collateral Agent or any Lender of any right, remedy, power or privilege in respect of this Agreement shall not release the Borrower from any of its duties and obligations under such contracts and agreements. Neither the Collateral Agent nor any Lender shall have a duty, obligation or liability under such contracts and agreements or in respect to any Government Approval included in the Collateral by reason of this Agreement or any other Financing Document, nor shall the Collateral Agent or any Lender be obligated to perform any of the duties or obligations of the Borrower under any such contract or agreement or any such Government Approval or to take any action to collect or enforce any claim (for payment) under any such contract or agreement or Government Approval.

(b) No Lien granted by this Agreement in the Borrower’s right, title and interest in any contract, agreement or Government Approval shall be deemed to be a consent by the Collateral Agent or any Lender to any such contract, agreement or Government Approval.

(c) No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize the Borrower to sell or otherwise dispose of any Collateral except to the extent otherwise expressly permitted by the terms of any Financing Document.

(d) Neither the Collateral Agent nor any Lender shall be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral.

2.08 Continuing Security Interest; Termination. This Agreement shall create a continuing assignment of and security interest in the Collateral and shall (a) remain in full force and effect until the Termination Date, (b) be binding upon the Borrower, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, transferees and assigns. Upon the occurrence of the Termination Date, this Agreement and each provision hereof (including any provision providing for the appointment of the Collateral Agent as attorney-in-fact for the Borrower) shall terminate, and upon receipt of written notice from the Agent that the Termination Date has occurred, the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of the Collateral, to or on the order of the Borrower. The Collateral Agent shall also execute and deliver to the Borrower, at the Borrower’s expense, upon receipt of written notice from the Agent of such Termination Date, such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Borrower to effect the termination and release of the Liens granted by this Agreement.

2.09 Partial Release. Any distributions, payments or other releases from the Collateral Accounts (whether in the form of cash, Instruments or otherwise) properly made to or on behalf of the Borrower in accordance with the terms and conditions of the Collateral Agency Agreement and the other Financing Documents, including Restricted Payments, and any property comprising part of the Collateral sold or otherwise disposed of as permitted by, and in accordance with, Section 8.11(a) of the Credit Agreement shall, in each case, be released from the Liens granted hereunder and shall no longer be part of the Collateral. With respect to any property disposed of in accordance with Section 8.11(a) of the Credit Agreement, upon written

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confirmation from the Agent, which confirmation shall not be unreasonably withheld or delayed, the Collateral Agent shall execute such documents as the Borrower may reasonably request evidencing the release of the Lien created by any of the Financing Documents upon such property.

2.10 Intellectual Property. For the purpose of enabling the Collateral Agent to exercise its rights, remedies, powers and privileges under Article VI at that time or times as the Collateral Agent is lawfully entitled to exercise those rights, remedies, powers and privileges, and for no other purpose, the Borrower hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Borrower) to use, assign, license or sublicense any Intellectual Property of the Borrower which is directly related to, or necessary and incidental to the use of, any of the Collateral, together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of those items.

ARTICLE III

COLLATERAL ACCOUNTS

The Borrower agrees and confirms that (a) pursuant to the Collateral Agency Agreement, it has caused to be established at the Collateral Agent each of the Construction Account, Construction Payment Subaccount, Punchlist Retention Subaccount, the Operating Account, the Debt Service Reserve Account, the Debt Service Accrual Account, the Insurance Proceeds Account, the Income Tax Reserve Account, the Distribution Account and the Revenue Account, in each case in the name of the Collateral Agent and (b) it has instructed (or, on or before the effectiveness of each Project Document that is entered into after the date hereof, will instruct) each of the other parties to the Project Documents that all payments constituting Project Revenues due or to become due to the Borrower under or in connection with each such Project Document shall be made directly to the Collateral Agent for deposit to the Revenue Account in accordance with the terms of the Collateral Agency Agreement. If, notwithstanding the foregoing, any such payment or proceeds are remitted directly to the Borrower, the Borrower shall hold such funds in trust for the Collateral Agent and shall promptly remit such payments for deposit to the Revenue Account in accordance with the Collateral Agency Agreement. In addition to the foregoing, the Borrower agrees that if the proceeds of any Collateral hereunder (including the payments made in respect of the Collateral Accounts) shall be received by it, the Borrower shall as promptly as possible transfer such Proceeds to the Collateral Agent for deposit to the Reserve Account. Until so deposited, all such proceeds shall be held in trust by the Borrower for and as the property of the Collateral Agent and shall not be commingled with any other funds or property of the Borrower.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

As of and on the date hereof, and as of and on the date of each extension of credit by the Lenders pursuant to the Credit Agreement, the Borrower represents and warrants to the Collateral Agent for the benefit of the Secured Parties as follows:

4.01 Title. The Borrower is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 2, and such Collateral is free and clear of all Liens, except for Permitted Liens.

4.02 No Other Financing Statements. The Borrower has not executed and is not aware of any currently effective financing statement or other instrument similar in effect that is on file in any recording office covering all or any part of the Borrower’s interest in the Collateral, except such as may have been filed pursuant to this Agreement and the other Financing Documents evidencing Permitted Liens, and so long as any portion of the Commitments have not been terminated or any of the Secured Obligations remain unpaid, the Borrower will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except for (i) financing statements filed or to be filed in respect of and covering the security interests granted hereby by the Borrower, (ii) financing statements filed or to be filed in respect of Permitted Liens or (iii) precautionary financing statements filed or to be filed in respect of operating leases of equipment entered into by the Borrower. The Borrower has not assigned any of its rights under the Instruments referred to in Section 2.01(c) except as expressly permitted under the Financing Documents. The Borrower has not consented to, and is not otherwise aware of, any Person, other than the Collateral Agent and Securities Intermediary, having either control (within the meaning of common law applicable to this Agreement), sole dominion, or “control” (within the meaning of the Uniform Commercial Code) over any interest in any Collateral Accounts or any funds or other property deposited therein.

4.03 Perfection Representations.

(a) The name of the Borrower shown on the signature pages to this Agreement is the exact legal name of the Borrower. The Borrower’s “location” (within the meaning of the Uniform Commercial Code) is Delaware. The offices where the Borrower keeps Records concerning the Collateral and a set of the original counterparts of the Assigned Agreements are located at the addresses specified for the Borrower in Section 10.02, or such other location as specified in the most recent notice delivered pursuant to Section 5.01.

(b) The Borrower has not (1) within the period of four months prior to the date hereof, changed its “location” (within the meaning of the UCC), (2) changed its name, or (3) heretofore become a “new debtor” (within the meaning of the UCC) with respect to a currently effective security agreement previously entered into by any other Person.

4.04 Other Perfection Matters. Upon the filing of financing statements or other appropriate instruments pursuant to the Uniform Commercial Code in the offices set forth on

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Schedule 4.04 attached hereto, the Collateral Agent’s Liens in the Collateral granted hereunder shall be valid, continuing (subject to any requirement of the Uniform Commercial Code with respect to the filing of continuation statements), and perfected to the extent any such Lien may be perfected by the filing of a financing statement or other appropriate instrument. Upon the execution and delivery of the Collateral Agency Agreement and the establishment of the Collateral Accounts, the Collateral Agent’s Liens in the Collateral Accounts and in any funds or other property from time to time deposited therein shall be valid, continuing, and perfected to the extent any such Lien may be perfected by “control” (within the meaning of the Uniform Commercial Code). All other action necessary or reasonably requested by the Collateral Agent to protect and perfect the Liens in the Collateral has been duly taken with respect to any Collateral that the Borrower now owns or in which the Borrower now has a right. The Liens granted by this Agreement in favor of the Collateral Agent for the benefit of the Secured Parties are subject to no other Liens, except Permitted Liens.

4.05 Fair Labor Standards Act. Any goods now or hereafter produced by the Borrower or any of its Subsidiaries included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.

ARTICLE V

COVENANTS

5.01 Books and Records. The Borrower shall (a) stamp or otherwise mark the Records in its possession that relate to the Collateral in such manner as the Collateral Agent may reasonably require in order to reflect the Liens granted by this Agreement and (b) give the Collateral Agent at least thirty (30) calendar days’ notice before it changes the office where the Borrower keeps the Records.

5.02 Legal Status. The Borrower shall not change its type of organization or jurisdiction of organization without the Collateral Agent’s prior written consent, not to be unreasonably withheld. The Borrower shall not change the name under which it does business from the name shown on the signature pages to this Agreement without giving the Collateral Agent thirty (30) days’ prior written notice.

5.03 Sales and Other Liens. The Borrower shall not (a) dispose of any Collateral (except as expressly permitted pursuant to any of the Financing Documents), (b) create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any Collateral or (c) file or suffer to be on file or authorize to be filed, in any jurisdiction, any financing statement or like instrument with respect to all or any part of the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties (except for financing statements related to Permitted Liens and precautionary financing statements filed or to be filed in respect of operating leases of equipment entered into by the Borrower).

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5.04 Further Assurances.

(a) The Borrower agrees that, from time to time upon the written request of the Collateral Agent, the Borrower will execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement.

(b) The Borrower hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower where permitted by law. Copies of any such statement or amendment thereto shall be promptly delivered to the Borrower.

(c) The Borrower shall pay all filing, registration and recording fees or re-filing, re-registration and re-recording fees, and all other expenses incident to the execution and acknowledgment of this Agreement, any agreement supplemental hereto and any instruments of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto and any instruments of further assurance.

ARTICLE VI

REMEDIES

6.01 Events of Default, Etc. Subject to the provisions of Section 10.05 hereof, if any Event of Default shall have occurred and be continuing:

(a) the Collateral Agent in its sole discretion may require the Borrower to, and the Borrower shall, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Collateral Agent and the Borrower, designated in the Collateral Agent’s request;

(b) the Collateral Agent in its sole discretion may make any reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of all or any part of the Collateral;

(c) the Collateral Agent in its sole discretion may, in its name or in the name of the Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so;

(d) the Collateral Agent in its sole discretion may, upon ten (10) Business Days’ prior written notice to the Borrower of the time and place, with respect to all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent or any other Secured Party or any of their respective agents, sell, lease or otherwise dispose of all or any part of such Collateral, at such place or places and at such time or times as the Collateral Agent deems best, for cash, on credit or for future delivery (without thereby assuming any credit risk) and at

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public or private sale, without demand of performance or notice of intention to effect any such disposition of or time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any other Secured Party or any other Person may be the purchaser, lessee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Borrower, any such demand, notice and right or equity being hereby expressly waived and released to the extent permitted by applicable Government Rule. The Collateral Agent shall not be obligated to make any sale pursuant to any such notice. The Collateral Agent may, in its sole discretion, at any such sale restrict the prospective bidders or purchasers as to their number, nature of business and investment intention to the extent necessary to comply with applicable Government Rule. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the full selling price is paid by the purchaser thereof, but neither the Collateral Agent nor any other Secured Party shall incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold, and, in case of any such failure, such Collateral may again be sold pursuant to the provisions hereof; and

(e) the Collateral Agent shall have, and in its sole discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by applicable Government Rule, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner of the Collateral (and the Borrower agrees to take all such action as may be appropriate to give effect to such right).

The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 6.01 shall be applied in accordance with Section 6.04.

6.02 Deficiency. If the proceeds of, or other realization upon, the Collateral by virtue of the exercise of remedies under Section 6.01 are insufficient to cover the costs and expenses of such exercise and the payment in full of the other Secured Obligations, the Borrower shall remain liable for any deficiency.

6.03 Private Sale. The Collateral Agent and the Lenders shall incur no liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to Section 6.01 conducted in a commercially reasonable manner. To the extent

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permitted by applicable Government Rule, the Borrower hereby waives any claims against the Collateral Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

6.04 Application of Proceeds. Except as otherwise expressly provided in this Agreement, the proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section 6.01, and any other cash at the time held by the Collateral Agent under Article III or this Article VI at the time of the exercise of such remedies, shall be applied by the Collateral Agent in accordance with the terms of the Collateral Agency Agreement.

As used in this Article VI, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any property received under any bankruptcy, reorganization or other similar proceeding as to the Borrower or any issuer of, or account debtor or other Borrower on, any of the Collateral.

ARTICLE VII

COLLATERAL AGENT MAY PERFORM

If the Borrower fails to perfect or maintain the Liens created hereunder, or fails to maintain the required priority of the Liens created hereunder, the Collateral Agent may, but shall not be obligated to, (after three (3) Business Days’ notice to the Borrower), unless the Borrower is diligently pursuing a cure for such failure that cannot be obtained more quickly by the Collateral Agent’s performance as specified herein, itself perform, or cause the performance of, such obligations, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Borrower.

ARTICLE VIII

REINSTATEMENT

This Agreement and the Lien created hereunder shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Secured Obligations is rescinded or must otherwise be restored by any holder of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

ARTICLE IX

EXCULPATORY PROVISIONS

9.01 Exculpation of Collateral Agent. Notwithstanding anything herein to the contrary, the liability of the Collateral Agent shall be limited, and the Collateral Agent shall be entitled to indemnification and other protections as provided in Article VI of the Collateral Agency Agreement, which provisions are incorporated by reference as if set forth in full herein.

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ARTICLE X

MISCELLANEOUS

10.01 No Waiver; Remedies Cumulative. No failure or delay by any Secured Party in exercising any remedy, right, power or privilege under this Agreement or any other Financing Document shall operate as a waiver of that remedy, right, power or privilege, nor shall any single or partial exercise of that remedy, right, power or privilege preclude any other or further exercise of that remedy, right, power or privilege or the exercise of any other remedy, right, power or privilege. The remedies, rights, powers and privileges provided by this Agreement are cumulative and not exclusive of any remedies, rights, powers or privileges provided by the other Financing Documents or by applicable Government Rule.

10.02 Notices. All notices, requests and other communications provided for in this Agreement shall be given or made in writing (including by telecopy) and delivered to the intended recipient at the address specified below or, as to any party, at such other address as is designated by that party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice or notice sent by courier, upon receipt, in each case given or addressed as provided in this Section 10.02.

If to the Borrower:

Sabine Pass LNG, L.P.

717 Texas Ave.

Ste 3100

Houston, TX 77002

Attn: Don Turkleson

If to the Collateral Agent:

HSBC Bank USA, National Association

452 Fifth Avenue

New York, NY 10018

Attn: Corporate Trust

With a copy to:

DLA Piper Rudnick Gray Cary US LLP

One Liberty Place

1650 Market Street, Suite 4900

Philadelphia, PA 19103

Attn: Peter Tucci, Esq.

10.03 Expenses. The Borrower hereby agrees to reimburse each of the Secured Parties for all reasonable costs and expenses incurred by them (including, without limitation, the fees and expenses of legal counsel) in connection with (a) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of

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participation in or other involvement with (i) performance by the Agent of any obligations of the Borrower in respect of the Collateral that the Borrower has failed or refused to perform, (ii) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (iii) judicial or regulatory proceedings and (iv) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (b) the enforcement of this Section 10.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Article II.

10.04 Amendments, Etc. No provision of this Agreement may be waived, modified or supplemented except by an instrument in writing signed by the Borrower, the Agent and the Collateral Agent. Any modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the written instrument effecting the same and shall be binding upon the Borrower and each of the Secured Parties, and any such waiver shall be effective only in the specific instance and for the purpose for which given.

10.05 Successors and Assigns. This Agreement, together with the other Financing Documents, shall be binding upon and inure to the benefit of the Borrower, the Secured Parties, and each of their respective successors and permitted assigns. The Borrower shall not assign or transfer its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

10.06 Actions Taken by Collateral Agent. All actions taken by the Collateral Agent shall be at the direction of the Agent with the consent of such Lenders as may be required by Section 9.01 or 10.09 of the Credit Agreement, as applicable.

10.07 Survival. Each representation and warranty made, or deemed to be made, in or pursuant to this Agreement shall survive the making or deemed making of that representation and warranty, and no Secured Party shall be deemed to have waived, by reason of making any extension of credit, any Default that may arise by reason of that representation or warranty proving to have been false or misleading, notwithstanding that such or any other Secured Party may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time that extension of credit was made.

10.08 Agreements Superseded. This Agreement, together with the other Financing Documents, constitutes the entire agreement and understanding among the parties to this Agreement with respect to the matters covered by this Agreement and supersedes any and all prior agreements and understandings, written or oral, with respect to such matters.

10.09 Severability. Any provision of this Agreement that is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Agreement, and the invalidity, illegality or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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10.10 Captions. The table of contents, captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

10.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party to this Agreement may execute this Agreement by signing any such counterpart; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by hand or by telecopy shall be effective as the delivery of a fully executed counterpart of this Agreement.

10.12 Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE. THE BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT AND STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE GOVERNMENT RULE, ANY OBJECTION THAT IT MAY NOW OR IN THE FUTURE HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

10.13 Certain Matters Relating to Collateral Located in the State of Louisiana. With respect to Collateral which is located in the state of Louisiana, notwithstanding anything contained herein to the contrary:

(a) Acceleration Upon Default, Executory Process; Confession of Judgment. When an Event of Default has occurred and is continuing, the Collateral Agent may, at its option, declare the Secured Obligations at once due and payable without further demand, notice or putting the Borrower in default, and cause all and singular the Collateral to be seized and sold under executory or other legal process, issued by any court of competent jurisdiction, with or without appraisement, at the option of the Collateral Agent, to the highest bidder, for cash.

(b) Confession of Judgment. For purposes of foreclosure by executory process, the Borrower hereby confesses judgment in favor of the Collateral Agent for the full amount of the Secured Obligations, including principal and interest, together with all attorney’s fees and costs, and any and all monies that may become due to the Collateral Agent under the terms hereof or secured hereby.

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(c) Borrower’s Waiver of Rights. To the fullest extent permitted by law, the Borrower hereby waives:

(i) the benefit of appraisement provided for in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure, to the extent applicable, and all other laws conferring the same;

(ii) the demand and three (3) days notice of demand as provided in Articles 2639 and 2721 of the Louisiana Code of Civil Procedure;

(iii) the notice of seizure provided by Articles 2293 of the Louisiana Code of Civil Procedure; and

(iv) the three (3) days delay provided for in Articles 2331 and 2722 of the Louisiana Code of Civil Procedure.

(d) Special Appointment of Collateral Agent as Agent. In addition to all of the rights and remedies of the Collateral Agent hereunder, so long as this Agreement remains in effect, the Collateral Agent is, pursuant to Louisiana R.S. 9:5388, hereby appointed by the Borrower as agent and attorney-in-fact of the Borrower, coupled with an interest, to carry out and enforce all or any specified portion of the incorporeal rights comprising part of the Collateral.

(e) Civil Law Terminology. All references in this Agreement to “real property”, “personal property”, “easements” and “receiver” shall mean and include “immovable property”, “movable property”, “servitudes” and “keeper” respectively.

10.14 Waiver of Jury Trial. THE BORROWER AND THE COLLATERAL AGENT (ON BEHALF OF ITSELF AND EACH OTHER SECURED PARTY) HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE GOVERNMENT RULE, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

SABINE PASS LNG, L.P.

By:	Sabine Pass LNG – G.P., Inc.
its General Partner

	By:	/s/ Graham McArthur
	Name:	Graham McArthur
	Title:	Treasurer

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HSBC BANK USA, NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Deirdra N. Ross
Name:	Deirdra N. Ross
Title:	Assistant Vice President

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SOCIÉTÉ GÉNÉRALE,
as Agent

By:	/s/ Leon Valera
Name:	Leon Valera
Title:	Director

Address for Notices:

1221 Avenue of the Americas
New York, NY 10020
Attn: Robert Preminger

Telephone: 212-278-5703
Fax: 212-278-6136

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ANNEX A

Project Documents

1.	Material Project Documents.

2.	Other Project Documents.

3.	Non-Material Project Documents.

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Schedule 4.04

UCC Filing Offices

1.	Secretary of State of the State of Delaware

2.	Clerk of Court of Cameron Parish, Louisiana, for inclusion in the Louisiana Secretary of State Master UCC Index

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